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                                     [LOGO]

                                WESTERN BANCORP

PRESS RELEASE

Western Bancorp (NASDAQ: WEBC)
30000 Town Center Drive
Laguna Niguel, CA 92677

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
Contacts:  Hugh S. Smith, Jr.           Arnold C. Hahn
           CHAIRMAN AND                 CHIEF FINANCIAL OFFICER
           CHIEF EXECUTIVE OFFICER

Phone:     310/477-2401                 714/863-2351
FAX:       310/477-8611                 714/757-5845
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FOR IMMEDIATE RELEASE

               WESTERN BANCORP ANNOUNCES SECOND-QUARTER EARNINGS

July 15, 1997

Laguna Niguel, California...Western Bancorp today announced that its consolidated net income for the six months ended June 30, 1997 was $998,000, or $0.14 per share. This compares with earnings of $2,059,000 and $0.52 per share for the six months ended June 30, 1996. Without the amortization of goodwill of $998,000 and after tax merger costs of $3,009,000 in 1997 and before an after tax gain on sale of loans of $606,000 in 1996, net income for the six month periods would have been $5,005,000 and $1,453,000 in 1997 and 1996, respectively, or $0.69 and $0.37 per share, a growth of approximately 86%.

The Company had a consolidated net loss of $834,000, or $0.11 per share, for the three months ended June 30, 1997. This compares with earnings of $1,510,000 or $0.38 per share for the three months ended June 30, 1996. Without the amortization of goodwill of $449,000 and after tax merger costs of $3,009,000 in 1997 and before an after tax gain on sale of loans of 606,000 in 1996, net income for the three month period would have been $2,674,000 and $904,000 in 1997 and 1996, respectively, or $0.37 and $0.23 per share, a growth of approximately 61%.

Earnings for the first six months of 1997 include the earnings of Western Bank, which was acquired on September 30, 1996. The acquisition was accounted for as a purchase and, therefore, the earnings of Western Bank were not included in the results for the first six months of 1996.

Before the amortization of goodwill and merger costs in 1997 and before the after tax gain on sale of loans in 1996, return on average assets increased to 1.18% for the first six months of 1997 versus 0.72% for the first six months of 1996. Return on average equity increased from 8.9% to 12.4% for the first six months of 1997 versus the first six months of 1996. Before goodwill amortization and merger costs, the efficiency ratio

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in the second quarter of 1997 was 61.2% versus 73.5% for the same period in
1996. The efficiency ratio for the first six months of 1997 versus 1996 declined to 63.0% from 76.5%.

During the quarter, the Company and SC Bancorp (AMEX: SCK) jointly announced that they had signed a definitive agreement to merge, subject to approval by the banking regulators and shareholders of both companies. The regulatory process is proceeding at this time.

On June 2, 1997, the Company changed its name to Western Bancorp, completed an
8.5 to 1 reverse stock split and began trading on NASDAQ under the symbol WEBC. Also, on June 4, 1997, Western Bancorp completed the acquisition of California Commercial Bankshares ("CCB") and its wholly owned subsidiary, National Bank of Southern California ("NBSC"), headquartered in Newport Beach, California, in which NBSC became a wholly-owned subsidiary of the Company. At the time of the merger, Monarch Bank was legally and operationally integrated into NBSC. Concurrent with the acquisition, Mr. Mark H. Stuenkel, Mr. William H. Jacoby and Mr. Robert L. McKay were appointed to the Board of Directors of the Company.

Mr. Hugh S. Smith, Jr., Chairman and CEO of Western Bancorp, stated "This has been a very exciting quarter. There have been a long list of accomplishments: We have completed one merger and announced another and, as our results indicate, even though we still have much work to do to meet our financial goals, we are accomplishing significant operating improvements."

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                    CONSOLIDATED CONDENSED INCOME STATEMENTS

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                                                                         SIX MONTHS ENDED     THREE MONTHS ENDED
                                                                             JUNE 30,              JUNE 30,
                                                                       --------------------  --------------------
                                                                         1997       1996       1997       1996
                                                                       ---------  ---------  ---------  ---------
                                                                          (IN THOUSANDS EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans.........................................  $  22,846  $  11,666  $  11,563  $   6,110
  Interest on investment securities..................................      6,541      3,077      3,184      1,746
  Interest on federal funds sold.....................................        936      1,208        525        564
                                                                       ---------  ---------  ---------  ---------
    TOTAL INTEREST INCOME............................................     30,323     15,951     15,272      8,420
INTEREST EXPENSE:
  Interest expense on deposits.......................................      7,704      3,964      3,895      1,975
  Interest expense on other borrowings...............................        484        131        202         72
                                                                       ---------  ---------  ---------  ---------
    TOTAL INTEREST EXPENSE...........................................      8,188      4,095      4,097      2,047
                                                                       ---------  ---------  ---------  ---------
NET INTEREST INCOME..................................................     22,135     11,856     11,175      6,373
  Less: provision for loan and lease losses..........................        750        805        375        455
                                                                       ---------  ---------  ---------  ---------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES..................     21,385     11,051     10,800      5,918
NON-INTEREST INCOME:
  Service charges....................................................      1,440        837        674        403
  Escrow fees........................................................        337        311        182        190
  Gain on sale of loans..............................................     --          1,003     --          1,003
  Securities gains...................................................        337     --            230     --
  Other income.......................................................        657        676        341        346
                                                                       ---------  ---------  ---------  ---------
    TOTAL NON-INTEREST INCOME........................................      2,771      2,827      1,427      1,942
NON-INTEREST EXPENSE:
  Salaries and benefits..............................................      7,764      5,130      3,631      2,527
  Occupancy, furniture and equipment.................................      2,200      1,516      1,117        847
  Advertising and business development...............................        447        395        221        218
  Other real estate owned............................................         53       (252)         5       (357)
  Professional services..............................................      1,294      1,470        491      1,120
  Telephone, postage, stationery and supplies........................        785        516        388        269
  Goodwill amortization..............................................        998     --            499     --
  Data processing for company........................................        666        260        340        138
  Customer services cost.............................................        553        268        388        144
  Merger costs.......................................................      3,404     --          3,404     --
  Other..............................................................      1,928      1,168      1,126        470
                                                                       ---------  ---------  ---------  ---------
    TOTAL NON-INTEREST EXPENSE.......................................     20,092     10,471     11,610      5,376
                                                                       ---------  ---------  ---------  ---------
Income before income taxes...........................................      4,064      3,407        617      2,484
Income taxes.........................................................      3,066      1,348      1,451        974
                                                                       ---------  ---------  ---------  ---------
    NET INCOME (LOSS)................................................  $     998  $   2,059  $    (834) $   1,510
                                                                       ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------
PER SHARE INFORMATION:
  Number of shares (weighted average)................................    7,303.2    3,969.1    7,301.5    3,969.1
  Income (loss) per share (dollars)..................................  $    0.14  $    0.52  $   (0.11) $    0.38
  Income per share before goodwill amortization and merger costs in
    1997 and before gain on sale of loans in 1996....................  $    0.69  $    0.37  $    0.37  $    0.23
Return on average assets.............................................       0.24%      1.02%     (0.39%)      1.51%
Return on average assets before merger costs and goodwill
  amortization in 1997 and before gain on sale of loans in 1996......       1.18%      0.72%      1.26%      0.90%
Return on average equity.............................................        2.5%      12.6%      (4.1%)      18.5%
Return on average equity before merger costs and goodwill
  amortization in 1997 and before gain on sale of loans in 1996......       12.4%       8.9%      13.2%      11.1%
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                     CONSOLIDATED CONDENSED BALANCE SHEETS

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                                                                               JUNE 30, 1997  DECEMBER 31, 1996
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                                                                                (IN THOUSANDS EXCEPT PER SHARE
                                                                                            DATA)
ASSETS:
Cash and due from banks......................................................   $    57,656      $    66,234
Federal funds sold...........................................................        45,500           18,717
                                                                               -------------        --------
    TOTAL CASH & CASH EQUIVALENTS............................................       103,156           84,951
Federal Reserve Bank and Federal Home Loan Bank stock........................         3,325            3,234
Securities:
  Securities held to maturity................................................         6,902            7,270
  Securities available for sale..............................................       198,383          245,724
                                                                               -------------        --------
    TOTAL SECURITIES.........................................................       205,285          252,994
Net loans....................................................................       488,510          459,373
Property, plant and equipment................................................         6,880            7,215
Other real estate owned......................................................         7,428            6,546
Goodwill.....................................................................        28,344           29,342
Other assets.................................................................        16,843           19,245
                                                                               -------------        --------
    TOTAL ASSETS.............................................................   $   859,771      $   862,900
                                                                               -------------        --------
                                                                               -------------        --------

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits................................................   $   269,662      $   296,951
Interest bearing deposits....................................................       491,807          464,737
                                                                               -------------        --------
    TOTAL DEPOSITS...........................................................       761,469          761,688
Borrowed funds...............................................................        10,852           13,350
Accrued interest payable & other liabilities.................................         7,593            8,734
                                                                               -------------        --------
    TOTAL LIABILITIES........................................................       779,914          783,772

SHAREHOLDERS' EQUITY
Preferred stock..............................................................       --               --
Common stock.................................................................        73,609           73,588
Retained earnings............................................................         6,296            5,528
Unrealized net gains (losses) on investments available for sale, net.........           (48)              12
                                                                               -------------        --------
    TOTAL SHAREHOLDERS' EQUITY...............................................        79,857           79,128
                                                                               -------------        --------
    TOTAL LIABILITIES & SHAREHOLDERS' EQUITY.................................   $   859,771      $   862,900
                                                                               -------------        --------
                                                                               -------------        --------
Number of common shares outstanding..........................................       7,070.1          7,027.9
Common shareholders' equity per share........................................   $     11.30      $     11.26
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